SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2011

REGENICIN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (646) 403 3581

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On June 8, 2011, an agreement was reached (the “Agreement”) to dismiss the members of the Company’s board of directors (excluding Mr. McCoy) and the Company from the lawsuit originally filed by the Company’s former president, Mr. Joseph Connell, in the Supreme Court of the State of New York (Index No. 103007/11), which has been removed and is currently pending in the United States District Court for the Southern District of New York. As part of this Agreement, the Company also agreed to dismiss its action originally brought against Mr. Connell in the Eighth Judicial District Court of Nevada (Case No. A-11-634976-C), which has been removed and is currently pending in the United States District Court for the District of Nevada.

The dispute will continue involving only Mr. Connell and Mr. McCoy as parties in the action pending in the United States District Court for the Southern District of New York. Mr. McCoy has agreed to lock-up 25,000,000 of his personal shares pending the outcome of the case.

The completion of the above resolution is pending submittal of a joint consent order to the court in the Southern District of New York, and accompanying dismissal filings in both the Southern District of New York and the District of Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy

Randall McCoy

CEO and Director

Date: June 9, 2011

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